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                                                                   EXHIBIT 10.60

                              EMPLOYMENT AGREEMENT

      This Employment Agreement (this "Agreement"), dated as of November 9, 2005, is between Cardiac Science Corporation. a Delaware corporation ("Cardiac Science"), and Raymond W. Cohen ("Cohen");

                                   W I T N E S S E T H:

      WHEREAS, Cohen has served as Chairman of the Board and Chief Executive Officer of Cardiac Science, Inc., a Delaware corporation ("Old CSI") and is a party to a Second Amended and Restated Employment Agreement, dated as of August 20, 2004, with Old CSI (the "CSI Employment Agreement");

      WHEREAS, pursuant to an Agreement and Plan of Merger (the "Merger Agreement"), dated as of February 28, 2005, by and among, Cardiac Science, Quinton Cardiology Systems, Inc. ("Quinton"), Old CSI, and Heart Acquisition Corporation ("CSI Merger Sub"), on September 1, 2005 Quinton was merged with and into Cardiac Science and Cardiac Science continued as the surviving corporation, and CSI Merger Submerged with and into Old CSI and Old CSI will continue as the surviving corporation and a wholly-owned subsidiary of Cardiac Science (the "Merger").

      WHEREAS, as a result of the Merger, Cohen was terminated as Chairman of the Board and Chief Executive Officer of Old CSI.

      WHEREAS, Cardiac Science desires to retain the services of Cohen upon the terms and conditions set forth herein; and

      WHEREAS, Cohen is willing to provide services to Cardiac Science upon the terms and conditions set forth herein.

                                   A G R E E M E N T S:

      NOW, THEREFORE, for and in consideration of the foregoing premises and for other good and valuable consideration, the sufficiency and receipt of which are hereby acknowledged, Cardiac Science and Cohen hereby agree to enter into an employment relationship in accordance with the terms and conditions set forth below.

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1. EMPLOYMENT

      Effective as of September 1, 2005 (the "Effective Time") and until no earlier than the date of the first annual meeting of stockholders of Cardiac Science following the Effective Time (the "Termination Date"), Cardiac Science will engage Cohen and Cohen will accept such engagement by Cardiac Science as its Chairman of the Board ("Chairman"). Cohen will perform the duties of Chairman and such other duties as may be assigned from time to time by the Board of Directors of Cardiac Science or as may be required by Cardiac Science's By-Laws, which relate to the business of Cardiac Science and are reasonably consistent with Cohen's position.

2. ATTENTION AND EFFORT

      Cohen will devote his attention and efforts to Cardiac Science's business and will serve its interests in good faith to the best of his ability during the term of this Agreement.

3. COMPENSATION AND BENEFITS

      Cardiac Science agrees to pay or cause to be paid to Cohen, and Cohen agrees to accept in exchange for the services rendered hereunder by him, the following compensation:

      3.1 ANNUAL SALARY

      (a) During the period from the Effective Time through December 31, 2005, Cohen's compensation shall consist of a salary of $29,125 per month (pro rated for any partial month), before all customary payroll deductions.

      (b) From January 1, 2006, until the earlier of (i) the date Cohen's engagement as Chairman of the Board has been terminated pursuant to Section 4.1 or 4.2 hereof and (ii) the Termination Date, Cohen's compensation shall consist of an annual salary of one hundred fifty thousand dollars ($150,000), before all customary payroll deductions. The annual salary shall be reviewed, and shall be subject to change, by the Board of Directors of Cardiac Science (or the Compensation Committee thereof) at least annually while Cohen is employed hereunder.

      3.2 BENEFITS

      Cohen will be entitled to participate, subject to and in accordance with applicable eligibility requirements, in such benefit programs, if any, as shall be

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provided to Cohen from time to time by action of Cardiac Science's Board of
Directors (or the Compensation Committee thereof).

4. TERMINATION

      The engagement of Cohen pursuant to this Agreement may be terminated as follows:

      4.1. AUTOMATIC TERMINATION ON DEATH OR TOTAL DISABILITY

      This Agreement and Cohen's engagement hereunder shall terminate automatically upon the death or total disability of Cohen. The term "total disability" as used herein shall mean Cohen's inability to perform the duties set forth in Section 1 hereof for a period or periods aggregating ninety (90) calendar days (or such other period as may be required by law) in any twelve-month period as a result of physical or mental illness, loss of legal capacity or any other cause beyond Cohen's control, unless Cohen is granted a leave of absence by the Board of Directors of Cardiac Science (or the Compensation Committee thereof). Cohen and Cardiac Science hereby acknowledge that Cohen's ability to perform the duties specified in paragraph 1 hereof is of the essence of this Agreement. Termination hereunder shall be deemed to be effective (a) at the end of the calendar month in which Cohen's death occurs or
(b) immediately upon a determination by the Board of Directors of Cardiac Science (or the Compensation Committee thereof) of Cohen's total disability, as defined herein. In the case of termination under this Section 4.1, Cohen shall not be entitled to receive any payments or benefits under this Agreement other than any unpaid annual salary which has accrued as of the date Cohen's engagement terminates.

      4.2. TERMINATION DURING TERM

      Either Cardiac Science or Cohen may terminate this agreement at any time for any reason, with or without notice. Except as provided in Section 4.3 below, upon such termination, Cohen shall not be entitled to receive any payments or benefits under this Agreement other than any unpaid annual salary which has accrued as of the date Cohen's engagement terminates.

      Cohen acknowledges and understands that his engagement with the Company is at-will and can be terminated by either party for no reason or for any reason at any time not otherwise specifically prohibited by law or provided for in this Agreement. Nothing in this Agreement is intended to alther Cohen's at will employment status or obligate the Company to continue to engage Cohen for any specific period of time, or in any specific role or geographic location. In the event Cohen's engagement is

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terminated, pursuant to this Section 4.2, Cohen agrees to resign as a director and officer of Cardiac Science (and, if applicable, any subsidiary of Cardiac Science).

      4.3. TERMINATION PAYMENTS

            4.3.1. TERMINATION BY CARDIAC SCIENCE

      If during the period commencing on the Effective Time and ending on the Termination Date (the "Term") Cardiac Science terminates Cohen's employment without cause (as defined below), then Cohen shall be entitled to receive the following termination payments and benefits:

            (1) continuation of annual salary as provided in Section 3.1(a) and/or (b), as applicable, through the end of the Term;

            (2) continuation of benefits afforded Cohen pursuant to Section 3.2 through the end of the Term; and

            (3) any unpaid annual salary which has accrued as of the date Cohen's engagement terminates.

      The severance payments and benefits described in this paragraph are expressly contingent upon Cohen's signing upon termination a full release in a form acceptable to Cardiac Science, and are further contingent upon Cohen's full compliance with the terms of the Confidentiality Agreement (as defined in paragraph 5 below) with Cardiac Science.

            4.3.2. TERMINATION BY CARDIAC SCIENCE FOR CAUSE

      If, during the Term (or thereafter) Cohen is terminated by Cardiac Science for Cause, Cohen shall not be entitled to receive any payments or benefits hereunder other than any unpaid annual salary which has accrued as of the date Cohen's engagement terminates.

            4.3.3. TERMINATION BY COHEN

      If, during the Term (or thereafter) Cohen voluntarily terminates his employment, Cohen shall not be entitled to receive any payments or benefits hereunder other than any unpaid annual salary which has accrued as of the date Cohen's engagement terminates.

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            4.3.4. CAUSE

      Wherever reference is made in this Agreement to termination being with or without Cause, "Cause" shall be limited to the occurrence of one or more of the following events:

            (a) willful misconduct, insubordination, or dishonesty in the performance of Cohen's duties or other knowing and material violation of Cardiac Science's policies and procedures in effect from time to time which results in a material adverse effect on Cardiac Science or the Successor Cardiac Science;

            (b) the continued failure of Cohen to satisfactorily perform his duties after receipt of written notice that identifies the areas in which Cohen's performance is deficient;

            (c) willful actions (or intentional failures to act) in bad faith by Cohen with respect to Cardiac Science that materially impair Cardiac Science's business, goodwill or reputation;

            (d) conviction of Cohen of a felony involving an act of dishonesty, moral turpitude, deceit or fraud, or the commission of acts that could reasonably be expected to result in such a conviction; or

            (e) any material violation by Cohen of Cohen's Confidentiality Agreement.

5. CONFIDENTIALITY AGREEMENT

      Cohen is subject to, and this Employment Agreement is conditioned on agreement to, the terms of the Non-Disclosure Agreement (the "Confidentiality Agreement") entered into by Cohen (with either Old CSI, Cardiac Science, or both) and the terms of the Confidentiality Agreement shall survive the termination of Cohen's engagement hereunder.

6. ASSIGNMENT

      This Agreement is personal to Cohen and shall not be assignable by Cohen. Cardiac Science may assign its rights hereunder to (a) any other corporation resulting from any merger, consolidation or other reorganization to which Cardiac Science is a party or (b) any other corporation, partnership, association or other person to which Cardiac Science may transfer all or substantially all of the assets and business of

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Cardiac Science existing at such time. All of the terms and provisions of this
Agreement shall be binding upon and shall inure to the benefit of and be enforceable by the parties hereto and their respective successors and permitted assigns.

7. ARBITRATION

      Any controversies or claims arising out of or relating to this Agreement shall be fully and finally settled by arbitration in accordance with the Employment Arbitration Rules of the American Arbitration Association then in effect (the "AAA Rules"), conducted by one arbitrator either mutually agreed upon by Cardiac Science and Cohen or chosen in accordance with the AAA Rules, except that the parties thereto shall have any right to discovery as would be permitted by the Federal Rules of Civil Procedure for a period of 90 days following the commencement of such arbitration and the arbitrator thereof shall resolve any dispute which arises in connection with such discovery. The prevailing party shall be entitled to costs, expenses and reasonable attorneys' fees, and judgment upon the award rendered by the arbitrator may be entered in any court having jurisdiction thereof. It is further agreed by the parties that the venue for any arbitration proceedings shall be within the state of Washington.

8. AMENDMENTS IN WRITING

      No amendment, modification, waiver, termination or discharge of any provision of this Agreement, nor consent to any departure therefrom by either party hereto, shall in any event be effective unless the same shall be in writing, specifically identifying this Agreement and the provision intended to be amended, modified, waived, terminated or discharged and signed by Cardiac Science and Cohen, and each such amendment, modification, waiver, termination or discharge shall be effective only in the specific instance and for the specific purpose for which given. No provision of this Agreement shall be varied, contradicted or explained by any oral agreement, course of dealing or performance or any other matter not set forth in an agreement in writing and signed by Cardiac Science and Cohen.

9. APPLICABLE LAW

      This Agreement shall in all respects, including all matters of construction, validity and performance, be governed by, and construed and enforced in accordance with, the laws of the State of Washington, without regard to any rules governing conflicts of laws.

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10. ENTIRE AGREEMENT

      This Agreement, on and as of the date hereof, constitutes the entire agreement between Cardiac Science and Cohen with respect to the subject matter hereof and all prior or contemporaneous oral or written communications, understandings or agreements between Cardiac Science, Old CSI and Cohen with respect to such subject matter, including the CSI Employment Agreement, are hereby superseded (except that Cohen remains eligible for all severance benefits specified in the CSI Employment Agreement in connection with his termination as Chairman and Chief Executive Officer of Old CSI as a result of the Merger).

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      IN WITNESS WHEREOF, the parties have executed and entered into this
Agreement on the date set forth above.

                                         /s/ Raymond W. Cohen
                                         --------------------------------
                                         Raymond W. Cohen

                                         CARDIAC SCIENCE CORPORATION

                                         /s/ Michael K. Matysik
                                         --------------------------------
                                         By: Michael K. Matysik
                                         --------------------------------
                                         Its: Senior Vice President and
                                              Chief Financial Officer

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